                                EXHIBIT 5(A)(3)

                                    FORM OF
                                AMENDMENT NO. 2
                                       TO
                        INVESTMENT MANAGEMENT AGREEMENT


            AMENDMENT No. 2, dated as of December 1, 1998 ("Amendment No. 2"), to the INVESTMENT MANAGEMENT AGREEMENT, dated as of April 14, 1997 ("Original Agreement"), between EQ Advisors Trust, a Delaware business trust (the "Trust") and EQ Financial Consultants, Inc., a Delaware corporation ("EQ Financial" or the "Manager").

            The Trust and EQ Financial agree as follows:

            1. Duration of Agreement. With respect to each Portfolio specified in Appendix A to the Original Agreement, the Original Agreement will continue in effect until April 14, 1999 and thereafter will continue annually only so long as such continuance is specifically approved at least annually either by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust, provided that, in either event, such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Original Agreement, as amended, cast in person at a meeting called for the purpose of voting on such approval.

               With respect to each new Portfolio specified in Appendix A to Amendment No. 1 to the Original Agreement, dated December 9, 1997, the Original Agreement, as amended, will not continue in effect for a period of more than two years from the date of execution of that Amendment No. 1 unless such continuance is approved as specified above. Similarly, with respect to each new Portfolio specified in Appendix A to this Amendment No. 2 to the Original Agreement, the Original Agreement, as amended, will not continue in effect for a period more than two years from the date of the execution of this Amendment No. 2 unless such continuance is approved as specified above.

            2. Appendix A. Appendix A to the Original Agreement and to Amendment No. 1 to the Original Agreement setting forth the portfolios of the Trust for which EQ Financial is appointed as the investment manager, is hereby replaced in its entirety by Appendix A attached hereto.

            3. Appendix B. Appendix B to the Original Agreement and to Amendment No. 1 to the Original Agreement setting forth the fees payable to EQ Financial with respect to each portfolio of the Trust, is hereby replaced in its entirety by Appendix B attached hereto.

            Except as modified and amended hereby, the Original Agreement and Amendment No. 1 to the Original Agreement are hereby ratified and confirmed in full force and effect in accordance with its terms.

            IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

            EQ ADVISORS TRUST                   EQ FINANCIAL CONSULTANTS, INC.

            By:                                 By:
               ----------------------------        ---------------------------
               Peter D. Noris                      Michael S. Martin
               President and Trustee               Chairman of the Board and
                                                     Chief Executive Officer

                                   APPENDIX A
                                       TO
                                AMENDMENT NO. 2
                                       TO
                        INVESTMENT MANAGEMENT AGREEMENT



                                   PORTFOLIOS
                                   ----------

            Original Portfolios
            -------------------

            T. Rowe Price International Stock Portfolio
            T. Rowe Price Equity Income Portfolio
            EQ/Putnam, Growth & Income Value Portfolio
            EQ/Putnam International Equity Portfolio
            EQ/Putnam Investors Growth Portfolio
            EQ/Putnam Balanced Portfolio MFS Research
            Portfolio MFS Emerging Growth Companies
            Portfolio Morgan Stanley Emerging Markets
            Equity Portfolio Warburg Pincus Small
            Company Value Portfolio Merrill Lynch World
            Strategy Portfolio Merrill Lynch Basic
            Value Equity Portfolio

            Amendment No. 1 Additions
            -------------------------

            Lazard Small Cap Value Portfolio Lazard
            Large Cap Value Portfolio JPM Core Bond
            Portfolio BT Small Company Index Portfolio
            BT International Equity Index Portfolio BT
            Equity 500 Index Portfolio

            Amendment No. 2 Additions
            -------------------------

            Evergreen Foundation Portfolio
            Evergreen Portfolio
            MFS Growth with Income Portfolio

                                   APPENDIX B
                                       TO
                                AMENDMENT NO. 2
                                       TO
                        INVESTMENT MANAGEMENT AGREEMENT



            The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

Portfolio                                       Management Fee
---------                                       --------------
T. Rowe Price International Stock Portfolio     .75% of the Portfolio's average daily net assets.
T. Rowe Price Equity Income Portfolio           .55% of the Portfolio's average daily net assets.
EQ/Putnam Growth & Income Value Portfolio       .55% of the Portfolio's average daily net assets.
EQ/Putnam International Equity Portfolio        .70% of the Portfolio's average daily net assets.
EQ/Putnam Investors Growth Portfolio            .55% of the Portfolio's average daily net assets.
EQ/Putnam Balanced Portfolio                    .55% of the Portfolio's average daily net assets.
MFS Research Portfolio                          .55% of the Portfolio's average daily net assets.
MFS Emerging Growth Companies Portfolio         .55% of the Portfolio's average daily net assets.
MFS Growth with Income Portfolio                .55% of the Portfolio's average daily net assets.
Morgan Stanley Emerging Markets Equity          1.15% of the Portfolio's average daily net assets.
     Portfolio
Warburg Pincus Small Company Value Portfolio    .65% of the Portfolio's average daily net assets.
Merrill Lynch World Strategy Portfolio          .70% of the Portfolio's average daily net assets.
Merrill Lynch Basic Value Equity Portfolio      .55% of the Portfolio's average daily net assets.
Lazard Small Cap Value Portfolio                .80% of the Portfolio's average daily net assets.
Lazard Large Cap Value Portfolio                .55% of the Portfolio's average daily net assets.
JPM Core Bond Portfolio                         .45% of the Portfolio's average daily net assets.
BT Small Company Index Portfolio                .25% of the Portfolio's average daily net assets.
BT International Equity Index Portfolio         .35% of the Portfolio's average daily net assets
BT Equity 500 Index Portfolio                   .25% of the Portfolio's average daily net assets.
Evergreen Foundation Portfolio                  .63% of the Portfolio's average daily net assets.
Evergreen Portfolio                             .75% of the Portfolio's average daily net assets.